UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 31, 2003 (July 25, 2003)
Date of Report (Date of earliest event reported)

PEOPLES ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	1-5540	36-2642766
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

24th Floor, 130 East Randolph Drive, Chicago, Illinois	60601-6207
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 240-4000

None
(Former name or former address, if changed since last report)

Item 5. Other Events

On July 25, 2003, Peoples Energy Corporation (the "Company") issued a press release and held a webcast conference call to discuss financial results for the third quarter of fiscal year 2003 and updated its earnings guidance for fiscal year 2003. A complete copy of the press release was furnished on July 25, 2003 in a separate Current Report on Form 8-K under Item 9 and Item 12. A copy of the transcript of the conference call was furnished on July 28, 2003 in a separate Current Report on Form 8-K under Item 9 and Item 12. This Form 8-K only contains certain forward-looking statements that were disclosed in the press release or conference call.

Forward-looking statements contained in the press release and/or conference call on July 25, 2003:

Forward-Looking Information from press release:

Thomas M. Patrick, chairman, president and CEO of the Company, stated "For the full fiscal year, each of our business units is expected to report higher operating income compared to a year ago. Despite a number of earnings challenges in our Gas Distribution business, Peoples Energy remains on track to report a solid year of earnings and cash flow, and we continue to estimate that fiscal 2003 earnings will be in the range of $2.85 to $2.95 per share."

Forward-Looking Information from analyst conference call:

Despite a number of earnings challenges in the Gas Distribution business, Peoples Energy remains on track to post gains in earnings per share and cash flow over fiscal 2002. The company's diversified businesses will make significantly higher contributions to overall results. The company's balance sheet and credit ratios continue to strengthen and its dividend remains very attractive.

With nine months behind it, management continues to estimate that earnings per share for fiscal 2003 will be in the range of $2.85 to 2.95 per share.

An additional factor impacting earnings comparisons is the decline in pension credits that the Company has previously discussed. Pension credits for the year will approximate $1.0 to $2.0 million, in line with prior estimates, but a $22.0 million decline from fiscal 2002 due to the ongoing impact of lower interest rates and low market returns in recent years.

The Company anticipates pension expense to be at the high end of a $6 million to $11 million range for next year. This reflects a sizable adjustment in the discount rate down to the 6.25% to 6.5% range and probably a modest reduction in the return on asset assumption. The pension plan remains well funded. Assets at June 30th exceed liabilities by about $90 million and management does not expect any cash contributions in fiscal year 2004.

The Oil and Gas Production segment remains on track to nearly double its operating earnings contribution compared to last year, benefiting from high prices, timely acquisitions and continued success of the drilling program.

For hedging purposes, management has made an overall assumption that the Oil and Gas Production segment will increase production volumes by 10 percent in fiscal year 2004.

Management expects the Illinois Commerce Commission will not issue a final decision in The Peoples Gas Light and Coke Company's proceeding regarding reconciliation of gas purchases for the 2001 heating season until the third or fourth quarter of fiscal year 2004.

For the full fiscal year management now estimates that bad debt expense will be about $41 million, compared with last year's total of $43 million.

Management anticipates that the utilities gas price hedging program will reduce customer bills this fiscal year by up to $150 million making a major impact on affordability with a commensurate reduction in bad debt risk.

Hedges under the utilities gas purchase hedging program are at a higher average price this year as compared to last year, probably running more than a dollar higher. Management believes it is difficult to speculate about where costs and prices will end up due to weather sensitivity, the utilities purchase of hedges across the season, the utilities consideration of other innovative ways to bring down prices, the utilities practice of not purchasing the lion's share of their gas supply in a hedge program, and the variability of demand for gas on a given day as well as across the whole year. If one dollar were multiplied time the volume of gas hedged by the utilities last year, approximately 65 Bcf, additional gas cost could result in the range of $60 to $70 million. In view of the many variables related to gas costs, however, it is too speculative to predict that the utilities will incur an addition of $60 to $70 million in gas costs.

For the fourth quarter of fiscal year 2003, the utility subsidiaries do not expect to see an impact on operating income from a reduction in the accrual for state and municipal revenue taxes as it did in the third quarter of fiscal year 2003, because management believes they will be able to more accurately adjust for accrual of these taxes on an ongoing basis, but it is subject to management looking at it on an ongoing basis.

Overall, the Midstream segment remains on track to meet its targeted operating income for this segment for fiscal 2003 of $13.0 to $14.0 million..

Forward-Looking Information. This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from such expectations because of many uncertainties, including, but not limited to: adverse decisions in proceedings before the Illinois Commerce Commission concerning the prudence review of the utility subsidiaries' gas purchases; the future health of the United States and Illinois economies; the timing and extent of changes in interest rates and energy commodity prices, including but not limited to the effect of unusually high gas prices on cost of gas supplies, accounts receivable and the provision for uncollectible accounts and interest expense; adverse resolution of material litigation; business and competitive conditions resulting from deregulation and consolidation of the energy industry; effectiveness of the Company's risk management policies and the creditworthiness of customers and counterparties; regulatory developments in the United States, Illinois and other states where the Company does business; changes in the nature of the Company's competition resulting from industry consolidation, legislative change, regulatory change and other factors, as well as action taken by particular competitors; the Company's success in identifying diversified business segment projects on financially acceptable terms and generating earnings from projects in a reasonable time; operational factors affecting the Company's Gas Distribution, Power Generation and Oil and Gas Production segments; Aquila Inc.'s financial ability to perform under its power sales agreements with Elwood Energy LLC; drilling risks and the inherent uncertainty of oil and gas reserve estimates; weather related energy demand; and terrorist activities. Some of the uncertainties that may affect future results are discussed in more detail in Peoples Energy's filings under the Securities Exchange Act of 1934. All forward-looking statements included in this Current Report on Form 8-K are based upon information presently available, and Peoples Energy assumes no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

July 31, 2003	By: /s/ THOMAS A. NARDI
(Date)	Thomas A. Nardi
Senior Vice President, Chief Financial Officer and Treasurer